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                                                                  EXHIBIT 10.2

                          CONSULTING SERVICES AGREEMENT

         This Consulting Services Agreement ("Agreement") is made and entered into effective as of this 26TH day of July, 2000 by and between META Group, Inc, a company incorporated under the laws of the State of Delaware, having its principal offices at 208 Harbor Drive, Stamford, Connecticut 06912 ("META") and Simmons Associates of Englewood, Colorado, having its principal offices at 1865-R West Union Ave Englewood, CO 80110 ("Consultant")

         WHEREAS META Group is engaged in the business of gathering, analyzing, and developing market research and technical evaluations regarding computers and computer software, telecommunications equipment and software and other electronic information processing equipment technologies, incorporating such evaluations in publications, and providing to clients related consultations, opinions and advisory services, and markets subscriptions to its publications and access to its personnel for consultation relative to the matters which are the subject of the subscription; and

         WHEREAS Consultant represents that he possesses the background and technical

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expertise to provide services to META Group Consulting as further defined below; and

         WHEREAS META Group and the Consultant desire to enter into an Agreement whereby Consultant shall provide consultation services as defined below.

         NOW THEREFORE, in consideration of the mutual promises and undertakings of the parties hereinafter set forth, it is agreed as follows:

         CONSULTANT'S OBLIGATIONS. The responsibilities of Consultant include, but are not limited to.

                  a) performing the search and analysis necessary to find and present candidates to Senior META management to replace the current CFO.

                  b) working with CEO to define organizational deficiencies and propose a revised organization structure.

                  c) becoming thoroughly knowledgeable of META's policies and procedures and approach to providing consultation to existing clients; and

                  d) providing regular status reports to the CEO of META and perform additional objectives as defined.

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TERM OF AGREEMENT. The term of this Agreement shall be for a period of not less than 3 months but in no case shall this agreement extend beyond December 31, 2000. Consultant will be available to provide no less than 12 full (8 hour) business days of his services, as required.

COMPENSATION. CONSULTANT SHALL RECEIVE A FIXED PAYMENT OF $58,000.00, AS TOTAL COMPENSATION FOR ALL SERVICES RENDERED TO META GROUP CONSULTING'S PRACTICE UNDER THIS AGREEMENT. CONSULTANT WILL BE PAID IN ACCORDANCE WITH THE SUBMISSION OF APPROVED INVOICES.

      1. Consultant shall be solely responsible for all taxes (including employment and social taxes) due to any governmental authorities on account of the performance of his obligations under the terms of this Agreement. Consultant agrees to save and hold harmless META from any claims by any governmental authority on account of such taxes.

      2. Consultant will not be eligible for or receive any medical, life, dental or long-term

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            disability insurance, holiday or vacation pay, retirement benefits, or any other fringe benefit under programs including stock purchase plans, maintained by META Group for its employees.

      3. The cost and expense of Consultant's activities under this Agreement for any facilities, equipment or insurance furnished or maintained by him in connection herewith, shall be borne by Consultant, except that he will be reimbursed for expenses incurred on behalf of META Group in accordance with META Group's policies.

      4. Consultant shall hold harmless and indemnify META Group from any and all liability, cost, damages, expenses and attorneys' fees resulting from or attributable to any claims arising out of the use of any motor vehicle or any facility or equipment owned or rented by Consultant in the course of providing services to META Group pursuant to this agreement.

      5. If Consultant maintains and uses telephone and other facilities and equipment (such as reference gooks, office equipment, and supplies,) reasonable needed in connection with his consulting services under this Agreement, META Group shall reimburse Consultant's expense upon presentation and approval of an expense report in accordance with Company policy

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      6.    In the performance of this Agreement, Contractor warrants that all technical, commercial and other information which is furnished or disclosed by META Group (including but not limited to, information regarding META Group's organization, personnel, business activities, customers, subscribers, policies, assets, finances, costs, sales, technology rights, obligations, liabilities and strategies (hereinafter "Information")), will be regarded as confidential and/or proprietary to META Group and will be treated as such by Representative.

                  Consultant will hold this Information in confidence and not disclose or use, any such Information, and it will treat such Information with the same degree of care and confidentiality as Consultant accords its own confidential and proprietary information, provided, however, that Consultant shall not have any such obligation with respect to Information which is contained in a publication available to the general public, is or becomes publicly known through no wrongful act or omission of Consultant, or is known by Consultant without any proprietary restriction by META Group prior to the time of receipt of such Information from META Group

                  All such Information furnished to Consultant by META Group, unless otherwise

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specified in writing, shall remain the property of META Group and, at the termination of this Agreement shall be returned to META Group, together with any and all copies made thereof and any notes made therefrom (except for documents submitted to a governmental agency with the consent of META Group or upon subpoena and which cannot be retrieved with reasonable effort) In the case of oral or written Information furnished to Consultant by META Group, which shall have been reduced to or incorporated in writings by Consultant, any and all documents of Consultant describing, analyzing or otherwise containing such Information furnished by META Group shall be destroyed upon request. Consultant shall confirm in writing to META that he had complied with any such request

         7. In the event either party commits a material breach of any terms of this Agreement, the other party shall have the right to terminate this Agreement upon fifteen (15) calendar days' written notice unless such breach is cured within such period. The party terminating the Agreement may hold the other party committing the breach liable for damages

         8. This Agreement constitutes the entire Agreement and understanding between the parties and shall not be modified, altered, changed or amended in respect unless in writing and

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signed by both parties. This Agreement supersedes any Agreement heretofore entered into between the parties hereto.

         9. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Connecticut, United States of America. No waiver by either party at any time of any breach by the other party or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time

         10. The parties intend to create by this Agreement an independent contractor relationship, and not an employer-employee relationship. Consultant shall not be considered an employee of META Group at any time, under any circumstances, or for any purpose Neither party is the agent of the other and neither party shall have the right to bind the other by contract or otherwise, except as herein specifically provided.

         11. ARBITRATION. Any and all disputes involving the interpretation or claimed breach of this Agreement shall be fully and finally resolved in arbitration under the Commercial Arbitration

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Rules of the American Arbitration Association. Any claim or arbitration shall be filed with the American Arbitration Association in Hartford, Connecticut in accordance with its rules, but no later than 30 days following the alleged breach or 30 days following knowledge of the alleged dispute. The arbitration hearing shall be conducted in the Stamford, Connecticut area. The decision made pursuant to such arbitration shall be binding and conclusive upon all parties involved, and judgment upon such decision may be entered into any court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 27th day of July, 2000

CONSULTANT                                        META Group


/s/ Michael Simmons                               /s/ Dale Kutnick
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